Exhibit 99.1
CONFIDENTIAL
Altra Holdings Reports 38% Year-over-Year Sales Increase
in Third Quarter 2011
Achieves 14% Revenue Growth, Excluding Acquisitions;
Reports 84% Increase in EPS to $0.46 and 35% Increase in Non-GAAP Adjusted EPS to
$0.35;
Broad-based Demand Strength Continues;
Launches New Gear Drive Product Line in North America;
Updates Revenue and EPS Guidance for Full Year 2011
BRAINTREE, Mass., November 1, 2011 — Altra Holdings, Inc. (Nasdaq: AIMC), a leading global supplier of clutches, brakes, couplings, gearing, belted drives and power transmission components, today announced unaudited financial results for the third quarter ended October 1, 2011.
Third-quarter Financial Highlights
•	Net sales increased 38% to $177.9 million compared with $128.9 million in the prior-year quarter. This represents 14% growth, excluding the Bauer acquisition.
•	Income from operations increased 37% to $18.7 million from $13.6 million in the third quarter of 2010.
•	Net income increased 84% to $12.1 million, or $0.46 per diluted share, from $6.6 million, or $0.25 per diluted share, in the third quarter of 2010. Third-quarter 2011 net income includes $1.2 million in acquisition-related costs and costs related to the repurchase of $8.2 million of 8 1/8 % Senior Secured Notes, offset by $3.6 million in one-time discrete tax benefits. Third-quarter of 2010 net income included $0.5 million in restructuring charges. Excluding these items in both periods, non-GAAP adjusted net income increased 35% to $9.3 million, or $0.35 per share diluted share.*
•	Cash and cash equivalents were $90.3 million at October 1, 2011 compared with $72.7 million at December 31, 2010.
•	Altra repurchased $8.2 million of 8 1/8% Senior Secured Notes during the third quarter. The Company repurchased an additional $3.7 million of 8 1/8 % Senior Secured Notes thus far in the current fourth quarter.
Management Comments
“Altra reported excellent top- and bottom-line growth in the third quarter of 2011,” said Carl Christenson, President and CEO. “Our impressive 14% sales increase, excluding acquisitions, was driven by very robust growth in energy and mining and solid demand in nearly all other end markets. In addition, our Bauer acquisition is performing well, reporting sales and operating results in line with the high side of our expectations. We also leveraged our strong top-line performance into a 37% year-over-year increase in income from operations and a 35% increase in non-GAAP adjusted net income.”

Business Outlook
“We are encouraged by the positive demand environment that we see across nearly all of our end markets,” said Christenson. “In addition, Bauer’s performance thus far gives us greater optimism that we can accelerate its sales and profitability growth in 2012. Today we are thrilled to announce the simultaneous launch of the Bauer product range through the Altra North American sales team and a new innovative gear product line partially based on Bauer technology. We continue to have a strong balance sheet and ample liquidity to pursue strategic acquisitions in the quarters ahead. In addition, we are executing on our aggressive organic growth strategy that includes targeting new and existing markets through new product development, increasing our presence in key underpenetrated geographic regions, and entering high growth markets.”
As a result of the Company’s excellent performance in the first nine months of 2011, and the positive demand environment, the company is narrowing its full year guidance to the high end of the previously disclosed guidance range. Altra now is forecasting sales in the range of $670 to $680 million and non-GAAP adjusted EPS in the range of $1.43 to $1.53. The Company expects its tax rate for the full year to be in the range of 31.0% to 33.0%, before discrete items. Altra anticipates capital expenditures in the range of $20 to $22 million and depreciation and amortization is expected to be in the range of $24 to $25 million.
The Company will host an investor conference call to discuss its unaudited third quarter financial results today, November 1, 2011, at 10:00 AM ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the “Investor Relations” section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under “Events & Presentations” in the “Investor Relations” section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call through midnight on November 8, 2011. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (dial account #364 then replay ID # 381639). A webcast replay also will be available at www.altramotion.com.

Altra Holdings, Inc.
Consolidated Statements of Income Data:
In Thousands of Dollars, except per share amounts

	Quarter Ended		Year to Date Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$177,853	$128,930	$503,095	$389,624
Cost of sales	124,824	90,289	353,821	273,453

Gross profit	$53,029	$38,641	$149,274	$116,171
Gross profit as a percent of net sales	29.8%	30.0%	29.7%	29.8%
Selling, general & administrative expenses	31,577	22,804	84,005	65,991
Research and development expenses	2,801	1,746	7,544	5,156
Restructuring expense	—	510	—	2,198

Income from operations	$18,651	$13,581	$57,725	$42,826
Income from operations as a percent of net sales	10.5%	10.5%	11.5%	11.0%
Interest expense, net	6,698	4,838	18,014	14,734
Other non-operating expense, net	216	(272)	(668)	750

Income from continuing operations before income taxes	$11,737	$9,015	$40,379	$27,342
Provision for income taxes	(403)	2,441	8,600	8,190

Income tax rate	-3.4%	27.1%	21.3%	30.0%

Net income	$12,140	$6,574	$31,779	$19,152

Weighted Average common shares outstanding
Basic	26,546	26,414	26,508	26,364
Diluted	26,655	26,495	26,712	26,477

Net income per share
Basic	0.46	0.25	1.20	0.73
Diluted	$0.46	$0.25	$1.19	$0.72

Reconciliation of Non-GAAP Adjusted Income From Operations:

Income from operations	$18,651	$13,581	$57,725	$42,826

Restructuring charges	—	510	—	2,198
Acquisition related expenses	652	—	2,739	—

Non-GAAP adjusted income from operations	$19,303	$14,091	$60,464	$45,024

Reconciliation of Non-GAAP Adjusted Net Income:

Net income	$12,140	$6,574	$31,779	$19,152

Restructuring charges	—	510	—	2,198
Acquisition related expenses	652	—	2,739	—
Premium and deferred financing expense eliminated on the redeemed debt	545	—	545	—
Tax impact of above adjustments	(383)	(175)	(1,051)	(751)
Tax benefit from discrete items	(3,631)	—	(3,631)	—

Non-GAAP adjusted net income	$9,323	$6,909	$30,381	$20,599

Non-GAAP adjusted diluted earnings per share	$0.35 (1)	$0.26 (2)	$1.14 (3)	$0.78 (4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 32.2% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 34.3% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 32.0% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 34.3% by the above items

Consolidated Balance Sheets
In Thousands of Dollars

	October 1, 2011	December 31, 2010
	(unaudited)

Assets:
Current Assets
Cash and cash equivalents	90,261	72,723
Trade Receivables, net	103,718	67,403
Inventories	123,539	88,217
Deferred income taxes	4,434	4,414
Income tax receivable	5,871	4,126
Assets held for sale	—	1,484
Prepaid expenses and other current assets	5,091	4,168

Total current assets	332,914	242,535
Property, plant and equipment, net	122,650	105,298
Intangible assets, net	79,560	69,250
Goodwill	84,862	76,897
Deferred income taxes	89	82
Other non-current assets, net	15,248	14,040

Total assets	$635,323	$508,102

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	50,636	40,812
Accrued payroll	21,741	18,486
Accruals and other liabilities	34,632	24,142
Deferred income taxes	61	59
Current portion of long-term debt	824	3,393

Total current liabilities	107,894	86,892
Long-term debt, less current portion and net of unaccreted discount	266,417	213,109
Deferred income taxes	31,287	20,558
Pension liabilities	11,754	10,808
Long-term taxes payable	6,749	10,892
Other long-term liabilities	984	1,091

Total stockholders’ equity	210,238	164,752

Total liabilities and stockholders’ equity	$635,323	$508,102

	Year to Date Ended
	October 1, 20111	October 2, 2010
	(Unaudited)
Cash flows from operating activities
Net income	$31,779	$19,152
Adjustments to reconcile net income to net cash flows:
Depreciation	13,258	12,315
Amortization of intangible assets	4,568	3,713
Amortization and write-offs of deferred financing costs	1,372	536
(Gain) Loss on foreign currency, net	(324)	270
Accretion of debt discount, net	1,887	225
Fixed asset impairment/disposal	—	441
Stock-based compensation	1,933	1,670
Changes in assets and liabilities:
Trade receivables	(17,671)	(18,798)
Inventories	(13,873)	(8,687)
Accounts payable and accrued liabilities	9,552	27,429
Other current assets and liabilities	880	(752)
Other operating assets and liabilities	(4,254)	(186)

Net cash provided by (used in) operating activities	29,107	37,328

Cash flows from investing activities
Purchase of property, plant and equipment	(13,840)	(12,725)
Additional purchase price paid for acquisition	—	(1,177)
Proceeds from sale of Chattanooga Facility	1,484	—
Acquisition of Bauer, net of $41 cash received	(69,460)	—

Net cash used in investing activities	(81,816)	(13,902)

Cash flows from financing activities
Payment of issuance costs for Convertible Notes	(3,414)	—
Payment of issuance costs for 8 1/8 Senior Secured Notes	—	(265)
Purchase of 8 1/8 Senior Secured Notes	(8,230)	—
Proceeds from issuance of Convertible Notes	85,000	—
Shares surrendered for tax withholdings	(914)	(854)
Redemption of variable rate demand revenuebonds related to the Chattanooga facility	(2,290)	—
Payment on mortgages	(516)	(481)
Net payments on capital leases	(627)	(563)

Net cash provided by (used in) financing activities	69,009	(2,163)

Effect of exchange rate changes on cash and cash equivalents	1,238	(599)

Net change in cash and cash equivalents	17,538	20,664
Cash and cash equivalents at beginning of year	72,723	51,497

Cash and cash equivalents at end of period	$90,261	$72,161

About Altra Holdings
Altra Holdings, Inc., through its wholly-owned subsidiary Altra Industrial Motion, Inc., is a leading multinational designer, producer and marketer of a wide range of mechanical power transmission products. The company brings together strong brands covering over 40 product lines with production facilities in eight countries and sales coverage in over 70 countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Ameridrives Couplings, Industrial Clutch, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Wichita Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco Dynatork, Bauer Gear Motor and Warner Linear.
*Discussion of Non-GAAP Financial Measures
As used in this release and the accompanying slides posted on the company’s website, non-GAAP adjusted diluted earnings per share, non-GAAP adjusted income from operations and non-GAAP adjusted net income are each calculated using either net income or income from operations that excludes premiums, discounts and costs associated with the extinguishment of debt, acquisition related costs, restructuring costs, discrete tax items and other income or charges that management does not consider to be directly related to the company’s core operating performance. Non-GAAP adjusted diluted earnings per share is calculated by dividing non-GAAP adjusted net income by GAAP weighted average shares outstanding (diluted).
Altra believes that the presentation of non-GAAP adjusted net income, non-GAAP adjusted income from operations and non-GAAP adjusted diluted earnings per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations.
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those comments regarding the Company’s plan to execute aggressively its growth strategy during the remainder of 2011, its strategy to capitalize on growth opportunities in new and existing markets, increase its presence in key underpenetrated geographic regions, enter new high-growth markets and pursue strategic acquisitions, the Company’s positioning in its end markets and its opportunities for long-term growth, the Company’s expectations regarding the integration of Bauer and the Company’s expectations for Bauer’s sales and profitability, the positive demand signs in Altra’s end markets, the Company’s optimism regarding sales and profitability growth in 2012, the seasonality of the business, and the Company’s guidance for 2011 for sales, EPS, capital expenditures, depreciation and amortization, and tax rate.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Senior Secured Notes and Convertible Notes, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer acquisition and integration, (25) risks associated with the Company’s planned investment in a new manufacturing facility in China, and (26) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Holdings, Inc. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
Contact:
Altra Holdings, Inc.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com